Exhibit 23



INDEPENDENT AUDITORS' CONSENT


  We consent to the incorporation by reference in Amendment No. 1 to Form S-11 on Form S-8 Registration Statement No. 33-65934 of Taubman Centers, Inc., in Amendment No. 2 to Form S-3 Registration Statement No. 33-73038 of Taubman Centers, Inc., in Amendment No. 1 to Form S-3 Registration Statement No. 33-99636 of Taubman Centers, Inc., in Amendment No. 2 to Form S-3 Registration Statement No. 333-19503 of Taubman Centers, Inc., in Form S-3 Registration Statement No. 333-16781 of Taubman Centers, Inc., and in Form S-8 Registration Statement No. 33-80650 of The Taubman Realty Group Limited Partnership of our reports dated February 17, 1997 on the financial statements of Taubman
Centers,  Inc.,  the  consolidated  financial  statements  and  the   financial
statement schedules  of The Taubman Realty  Group  Limited Partnership  and  the
combined   financial   statements  and  the  financial  statement  schedules of
Unconsolidated Joint Ventures of The Taubman Realty Group Limited Partnership appearing in this Annual Report on Form 10-K of Taubman Centers, Inc. for the year ended December 31, 1996.





Deloitte & Touche LLP
Detroit, Michigan
March 26, 1997